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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion and/or incorporation by reference in this Amendment No. 4 to the Registration Statement on Form S-3 (File No. 333-01911) of our report, which includes an explanatory paragraph relating to the Company's adoption of new methods of accounting for income taxes and postretirement benefits other than pensions, dated February 12, 1996, except as to the information presented in Note 13, for which the date is May 8, 1996 on our audits of the consolidated financial statements and our report, dated February 12, 1996, on our audit of the related financial statement schedule of Foodbrands America, Inc. as of December 30, 1995 and December 31, 1994, and for the years ended December 30, 1995, December 31, 1994 and January 1, 1994. We also consent to the incorporation by reference in this registration statement of our report dated September 23, 1994, on our audits of the financial statements of TNT Crust, Inc. as of August 31, 1994 and 1993, and for the years then ended, which report is included in Foodbrands America, Inc.'s Amendments One, Two and Three on Form 8-K/A (filed on February 26 and 29 and April 25, 1996, respectively) to the Current Report on Form 8-K dated December 11, 1995, which Forms 8-K/A and 8-K are incorporated by reference in this registration statement. We also consent to the reference to our firm under the caption "Independent Public Accountants."


                                          COOPERS & LYBRAND L.L.P.


Oklahoma City, Oklahoma
May 10, 1996